Exhibit 5.1

[FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

[            ], 2016

Leidos Holdings, Inc. 11951 Freedom Drive Reston, VA 20190

Re:	Leidos Holdings, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Leidos Holdings, Inc., a Delaware corporation (“Leidos”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 as filed by Leidos on April 18, 2016, as amended by Amendment No. 1 filed on May 27, 2016, and as amended by Amendment No. 2 filed on the date hereof (as the same may be further amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of 76,958,918 shares (“Shares”) of Leidos common stock, par value $.0001 per share (“Common Stock”), which will be issued in connection with the merger (the “Merger”) of Lion Merger Co. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Leidos, with and into Abacus Innovations Corporation (“Splitco”), a Delaware corporation and a wholly owned subsidiary of Lockheed Martin Corporation (“Lockheed Martin”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 26, 2016, as amended by the Amendment to Agreement and Plan of Merger, dated June 27, 2016, among Lockheed Martin, Leidos, Splitco and Merger Sub, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and a wholly-owned subsidiary of Leidos. The shares of Splitco common stock will be immediately converted into shares of Common Stock in the Merger as described in the Merger Agreement and the Registration Statement.

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This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the Registration Statement in the form filed with the Commission under the Securities Act on the date hereof;

(b) the Merger Agreement;

(c) an executed copy of a certificate of [                    ] of Leidos, dated the date hereof (the “Officer’s Certificate”);

(d) a copy of the Amended and Restated Certificate of Incorporation of Leidos Holdings, Inc., certified by the Secretary of State of the State of Delaware as of [                    ], and certified pursuant to the Officer’s Certificate;

(e) a copy of the Amended and Restated Bylaws of Leidos Holdings, Inc., as amended and in effect as of the date hereof and certified pursuant to the Officer’s Certificate;

(f) certain resolutions of the Board of Directors of Leidos adopted on January 25, 2016 relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Shares, the filing of the Registration Statement, the issuance of the Shares, and related matters, as certified pursuant to the Officer’s Certificate; and

(g) a copy of a certificate, dated [                    ], and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Leidos and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of Leidos and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original

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documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than Leidos, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Leidos and others and of public officials.

In rendering the opinion stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Shares will be signed by the authorized officers of Leidos and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the shares of Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the shares of Common Stock credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent and (ii) the issuance of the Shares will be properly recorded in the books and records of Leidos. Additionally, in rendering the opinion stated herein, we have also assumed that prior to the issuance of any Shares, (i) the Registration Statement will have become effective under the Securities Act, (ii) the conditions to consummation of the Merger as provided for in the Merger Agreement (including the approval by Leidos stockholders of the issuance of Shares in accordance with the Merger Agreement) have been satisfied or, if permitted under applicable law, waived in writing, and (iii) the transactions contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (the General Corporation Law of the State of Delaware (the “DGCL”), and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act; the conditions to consummation of the Merger as provided for in the Merger Agreement (including the approval by the Company stockholders of the issuance of shares of Common Stock in accordance with the Merger Agreement) have been satisfied or, if permitted under applicable law, waived in writing; the Merger is consummated in accordance with the terms of the Merger Agreement; and the Shares have been issued and delivered in accordance with the

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terms of the Merger Agreement and pursuant to the Registration Statement, the Shares will be duly authorized by all requisite corporate action on the part of Leidos under the DGCL and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,